THIRD AMENDMENT TO
                                CREDIT AGREEMENT


   This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Agreement") is entered into as of October 30, 1998, by and between Smithway Motor Xpress, Inc. ("Borrower"), Smithway Motor Xpress Corp. as Guarantor (the "Guarantor") and LaSalle National Bank, as Lender (the "Lender").

                              W I T N E S S E T H:

   WHEREAS, the Borrower and the Guarantor entered into a Credit Agreement dated as of September 3, 1997, a First Amendment to Credit Agreement dated as of March 1, 1998 and a Second Amendment to Credit Agreement dated as of March 15, 1998; and

   WHEREAS, the Borrower has requested to borrower additional funds from the Lender and the Lender is willing to do so on the following terms and conditions; and

   WHEREAS, certain additional modifications are required to the Agreement;

   NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

   1. Unless otherwise stated herein, all of the capitalized terms contained in this document shall have the same meanings as contained in the Agreement.

   2. The first sentence of Section 1.1(a) is hereby deleted and in lieu thereof is inserted the following:

                  The Lender agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower (each such Loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the Revolving Commitment; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. The "Maximum Revolving Loan Balance" will be the lesser of the sum of the Borrowing Base in effect from time to time plus the face amount of all Letters of Credit outstanding from time to time, or the Revolving Commitment then in effect. If at any time the Revolving Loans exceed the Maximum Revolving Loan
                  Balance, Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess.

   3.    Section  1.2 is  hereby  deleted   and  in  lieu  thereof  is  inserted
         the following:

                  The Revolving Loans made by the Lender shall be evidenced by a single Revolving Note payable to the order of the Lender in an amount equal to $40,000,000 executed by the Borrower, in substantially the form of Exhibit A hereto.

   4. Section 1.8 of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                  The Borrower shall pay to the Lender a letter of credit fee equal, payable quarterly in advance, on the outstanding face amount of any outstanding Letters of Credit issued by the Lender. If the ratio of Indebtedness to Tangible Net Worth is less than 2.5:1, the annual fee rate shall be 1/2% per annum; if the ratio of Indebtedness to Tangible Net Worth is equal to or greater than 2.5:1 but less than 3.0:1, the annual fee rate shall be 1% per annum, and; if the ratio of Indebtedness to Tangible Net Worth is equal to or greater than 3.0:1, the annual fee rate shall be 1.25% per annum. Notwithstanding anything to the contrary herein contained, the letter of credit fee shall be 1% per annum until the December 31, 1998 financial statements are delivered to Lender.

   5. Section 1.9(a) is hereby deleted and in lieu thereof is inserted the following:

                  All computations of fees and interest payable under this Agreement shall be made on the basis of a 365-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

   6. Section 1.11 is hereby deleted and in lieu thereof is inserted the following:

                  Borrower shall pay Lender an annual fee, payable quarterly, multiplied by the difference between the Commitment and (i) the average daily amount of Loans outstanding hereunder for such quarterly period, plus (ii) the average daily amount of Letters of Credit outstanding hereunder for such quarterly period. If the ratio of Indebtedness to Tangible Net Worth is less than 3.0:1, the annual fee rate shall be .25% per annum, and; if the ratio of Indebtedness to Tangible Net Worth is equal to or greater than 3.0:1, the annual fee rate shall be .375% per annum. The annual fee shall be .25% until the December 31, 1998 financial statement is delivered to Lender.

   7.    There is hereby added to Section 3.1 hereof, the following:

         (m) Security Agreement. A Security Agreement executed by Borrower, East West, and JHT, Inc.,each in form and substance acceptable to Lender.

         (n) Corporate Resolution. A corporate resolution authorizing the loan transaction and the pledging of collateral to Lender.

         (o) Opinion of Counsel. An opinion ofcounsel in form acceptable to Lender.

   8.    The following new section 5.15 is hereby added to the Agreement:

                  5.15 Consolidation of JHT. The Borrower covenants and agrees, by February 28, 1999, JHT, Inc. shall be merged into Borrower or East West.

   9. Section 6.3 of the Agreement is deleted in its entirety and in lieu thereof is inserted the following:

                  Borrower, without the prior written consent of Lender, shall not purchase or acquire, or make any commitment therefore, any capital stock, equity interest or other securities of, or any interest in, any Person, or acquire substantially all of assets of any Person or Persons which, in the aggregate, in any fiscal year exceeds $15,000,000 in total consideration.

   10. Section 6.6 of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                  The Borrower shall not permit its consolidated Tangible Net Worth for any fiscal quarter to be less than $28,000,000, plus 50% of the Consolidated Net Income for each fiscal year hereafter commencing the fiscal year ending December 31, 1999.

   11. Section 6.7 of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                  The  Borrower  shall  not  permit  its  Leverage   Ratio,   as
         determined as of each fiscal quarter for the twelve month period ending on such date, to be greater than 3.0:1.

   12. Section 6.8 of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                  The Borrower shall not at any time during any fiscal quarter permit its ratio of total consolidated liabilities (as determined in accordance with GAAP) to consolidated Tangible Net Worth to be greater than 3.25:1

 .  13.   Section 6.9 of the Agreement is hereby deleted and in lieu thereof is inserted the following:

                  The Borrower shall not incur Indebtedness in excess of $70,000,000.

   14.   The following new section 6.13 is hereby added to the Agreement:

                  6.13 Interest Coverage. The ratio of Consolidated Net Income before deduction for interest and taxes to actual interest expense, calculated at the end of each fiscal quarter hereafter for the immediate twelve month period then ending, shall not be less than 2.25 to 1.00.

   15.   The following Section 6.2(g) is added to the Agreement:

                  (g) Liens granted to the Lender.

   16. The term "Aggregate Commitment" appearing in Section 9.1 hereof is hereby deleted and in lieu thereof is inserted the following:

                  "Aggregate Commitment" means the combined Commitments of the Lender, which shall initially be in the amount of $40,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

   17. The term "Applicable Margin" appearing in Section 9.1 hereof is hereby deleted and in lieu thereof is inserted the following:

                  "Applicable Margin" means with respect to Prime Rate Revolving Loans and with respect to LIBOR Rate Revolving Loans, the rates contained in the chart below based upon the ratio of Obligations to Tangible Net Worth as of the end of each fiscal quarter hereafter (for the immediate following fiscal quarter). Notwithstanding anything to the contrary contained herein contained, the rate contained in Tier IV should be used until the December 31, 1998 financial statements are delivered to Lender.

         Indebtedness to Tangible     Tier I                Tier II
         Net Worth                    Less than 1.0         1.0 to 1.99
         ----------------------------------------------------------------
         LIBOR Rate                   75 basis points       100 basis points
         Prime Rate                   negative 100 basis    negative 100 basis
                                      points                points

         Indebtedness to Tangible     Tier III             Tier IV
         Net Worth                    2.0 to 2.49          2.5 to 2.99
         --------------------------------------------------------------
         LIBOR Rate                   125 basis points     150 basis points
         Prime Rate                   negative 100 basis   negative 50 basis
                                      points               points


         Indebtedness to Tangible      Tier V
         Net Worth                     3.0 or greater
        -----------------------------------------------------
         Libor Rate                    175 basis points
         Prime Rate                    0 basis points


   18. The term "Borrowing Base" appearing in Section 9.1 hereof is hereby deleted and in lieu thereof is inserted the following:

                  "Borrowing Base" means an amount as of any time of determination equal to the sum of: (a) eighty five percent (85%) of the aggregate amount of the Borrower's East West's and JHT's then existing Eligible Accounts, plus (b) seventy five percent (75%) of the aggregate net book value of the Borrower's, East West's, and JHT's trucks and trailers, the certificates of title of which list Lender as the first lienholder (the "Pledged Trucks"); provided, however, that until February 1, 1999, the borrowing base shall include all of Borrower's, East West's and JHT's trucks and trailers which each identifies as being pledged to Lender notwithstanding the fact that Lender does not yet appear as a lienholder on the applicable certificate of title. Net book value is defined as the depreciated book value of all of the Pledged Trucks.

   19. The term "EBITDA" appearing in Section 9.1 hereof is hereby deleted and in lieu thereof is inserted the following:


          "EBITDA" means, for any period, for the Guarantor and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the Consolidated Net Income (or net loss) for such period plus (b) all amounts deducted from net income (or net loss) for such period for depreciation or amortization, plus (c) interest expense deducted from net income (or net loss) for such period, plus (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss). In addition, EBITDA for the applicable period shall include the net income plus interest charges, depreciation, amortization and tax payment of any entity for which the Guarantor has acquired 100% of the capital stock, or substantially all of the assets, business or other ownership interest of which were acquired by the Guarantor or any consolidated Subsidiary during such period.

   20.   The term "Revolving Commitment"  appearing  in  Section 9.1   hereof is
         hereby deleted and in lieu thereof is inserted the following:

                  "Revolving Commitment" means the combined Revolving Commitment of the Lender, which shall be equal to $40,000,000. Notwithstanding anything to the contrary contained herein, the Revolving Commitment may be irrevocably and permanently reduced by the Borrower seven (7) days after Lender's receipt of written notice from the Borrower of such reduction, provided, that the Revolving Commitment may not be reduced below $25,000,000.

 21. The term "Tangible Net Worth" appearing in Section 9.1 hereof is hereby deleted and in lieu thereof is inserted the following:

                  "Tangible Net Worth" means the consolidated Stockholders' Equity of Guarantor and its Subsidiaries, determined in accordance with GAAP, minus (i) general intangible assets, including, but not limited to, goodwill, covenants not to compete, notes receivable, capital investments in any Person and amounts due from affiliates not included in the Borrower's consolidated group and officers, and (ii) amounts due from employees, drivers and owner/operators to the extent such amounts exceeds $3,000,000.

   22. Borrower shall pay 50% of the legal fees incurred in connection with the preparation of this Agreement and the documents and instruments referred to herein, and shall pay 100% of all out of pocket costs incurred by the Lender or its attorneys.

   23. Lender hereby consents to the purchase by Borrower of the assets of JHT, Inc (and related entities) for an amount not to exceed $15,000,000 in total consideration, provided that such purchase shall close by November 30, 1998.

   24.  Borrower expressly acknowledges and agrees that all collateral, security
        interests,  liens,  pledges,  and  mortgages   heretofore,  under  this
        Amendment,or hereafter granted to Lender, including, without limitation, such collateral, security interests, liens, pledges and mortgages granted under the Agreement,and all other supplements to the Agreement, extend to and cover all of the obligations of Borrower to Lender, now existing or hereafter arising including, without limitation, those upon the terms set forth in  such  agreements,  all  of  which security
        interests,   liens,   pledges,  and  mortgages  are  hereby  ratified,
        reaffirmed, confirmed and approved.


   25. Borrower represents and warrants to Lender that (i) it has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder, (ii) this Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, and (iii) all representations and warranties of Borrower contained in the Agreement, as amended, and all other agreements, instruments and other writings relating thereto, are true, correct and complete as of the date hereof.

   26. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Agreement. Except as expressly modified and amended by the terms of this Amendment, all of the other terms and conditions of the Credit Agreement, as
        amended,   and  all  documents  executed  in  connection   therewith or
        referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

   27. If there is an express conflict between the terms of this Amendment and the terms of the Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

   28. This Amendment may be executed in one or more counterparts,each of which shall be deemed to be an original.

   29. This Amendment was executed an delivered in Chicago, Illinois and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

   IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                    SMITHWAY MOTOR XPRESS, INC., as Borrower


                     By:     /s/G. Larry Owens
                             ------------------------
                     Title:  Executive Vice President & Chief Financial Officer


                     Address Notice:
                     P.O. Box 404
                     Fort Dodge, Iowa 50501
                     Attn: G. Larry Owens
                     Facsimile: (515) 576-3304
                     Tel: (515) 576-7418

                     LASALLE NATIONAL BANK, as Lender

                     By:   /s/Bruce Linger
                         ------------------------
                     Title:Senior Vice President, Commericial Banking

                     Address notices and Lending Office::
                     135 S. LaSalle
                     Chicago, Illinois 60603
                     Attn: Mr. Bruce Linger
                     Facsimile: (312) 904-6150
                     Tel: (312) 904-8356

                            CONSENT AND RATIFICATION

                  The undersigned, pursuant to that certain Guaranty dated as of September 3, 1997, is a guarantor of all of the obligations of the Borrower to the Lender under the terms of the Credit Agreement dated as of September 3, 1997, as amended, and hereby consents to the Second Amendment to Credit Agreement. Guarantor hereby reaffirms and ratifies his guaranty as if the same were fully set forth herein.


                    SMITHWAY MOTOR XPRESS CORP, as Guarantor


                    By: /s/ G. Larry Owens
                        ------------------------
                    Title :Executive Vice President & Chief Financial Officer

                    Address Notice:
                    P.O. Box 404
                    Fort Dodge, Iowa 50501
                    Attn: G. Larry Owens
                    Facsimile: (515) 576-3304
                    Tel: (515) 576-7418

                                    EXHIBIT A

                            AMENDED AND RESTATED NOTE


$40,000,000                               as of                         , 1998
                                                ------------------------


                  Smithway  Motor  Xpress,   Inc.,  an  Iowa   corporation  (the
"Borrower"), promises to pay to the order of LaSalle National Bank (the "Lender") the lesser of the principal sum of Forty Million Dollars ($40,000,000) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of LaSalle National Bank in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Revolving Termination Date.

                  The Lender shall record in accordance with its usual practice, the date, amount and interest rate of each Loan and the date and amount of each principal and interest payment hereunder.

                  This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of September 3, 1997, between the Borrower and Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.




                          SMITHWAY MOTOR XPRESS, INC.


                          By:   _______________________


                          Print Name:  G. Larry Owens
                                      ------------------------
                          Title:   Executive Vice President & Chief Financial
                                                                 Officer
                                     49